GAMING AND LEISURE PROPERTIES, INC. REPORTS RECORD FOURTH QUARTER RESULTS,
ESTABLISHES 2026 GUIDANCE AND DECLARES 2026 FIRST QUARTER DIVIDEND OF $0.78 PER SHARE

WYOMISSING, PA — February 19, 2026 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced record results for the fourth quarter and year-ended December 31, 2025. GLPI has posted a supplemental earnings presentation, which highlights the events of the quarter, recent developments, and future considerations, that can be accessed at www.glpropinc.com.

Financial Highlights

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Total Revenue	$407.0	$389.6	$1,594.8	$1,531.5
Income From Operations	$363.4	$308.2	$1,201.5	$1,130.7
Net income	$275.4	$223.6	$850.4	$807.6
FFO (1) (4)	$339.0	$287.9	$1,114.2	$1,062.1
AFFO (2) (4)	$290.0	$269.7	$1,120.1	$1,060.9
Adjusted EBITDA (3) (4)	$379.0	$354.0	$1,466.9	$1,374.3
Net income, per diluted common share and OP units (4)	$0.94	$0.79	$2.95	$2.87
FFO, per diluted common share and OP units (4)	$1.16	$1.01	$3.86	$3.77
AFFO, per diluted common share and OP units (4)	$0.99	$0.95	$3.88	$3.77
Annualized dividend per share	$3.12	$3.04
Dividend yield based on period end stock price	6.98%	6.31%

(1)  Funds from operations ("FFO") is net income, excluding (gains) or losses from dispositions of property and real estate depreciation as defined by NAREIT.

(2)  Adjusted Funds from Operations ("AFFO") is FFO, excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; straight-line rent and deferred rent adjustments; losses on debt extinguishment; severance charges; capitalized interest; and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property; stock based compensation expense; straight-line rent and deferred rent adjustments; amortization of land rights; accretion on investment in leases; non-cash adjustments to financing lease liabilities; losses on debt extinguishment; severance charges; and provision (benefit) for credit losses, net.

(4)  Metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, “Our record fourth quarter and full year 2025 results reflect recent acquisitions and financing arrangements and growth from our expanding base of leading regional gaming operator tenants and tribal relationships. Together, these factors are expected to drive accelerating growth in 2026. Long term tenant stability remains the bedrock of our approach to underwriting. To this end, lease coverage across each of our five largest tenants remains strong. On an operating basis, fourth quarter total revenue rose 4.5% year over year to $407.0 million, while AFFO grew 7.5% to $290.0 million. Our record results and the strength of our leases continue to highlight the diligence of our underwriting and our ability to deliver relationship-driven innovative financing solutions to current and prospective tenants.

“Despite the difficult transaction and financing environment in 2025, we executed three new transactions, totaling approximately $876 million of capital deployment, at a blended cap rate of over 9% while also deploying incremental capital for previously announced transactions, such as those with PENN Entertainment and Bally’s. Our current pipeline, which includes the ongoing development funding for Bally’s Chicago, Live! Virginia, and our tribal partnerships, as well as several projects with PENN Entertainment, amounted to approximately $2.6 billion of future capital outlays, as of December 31, 2025, at a blended cap rate over 8%. We kicked off 2026 with the $27 million land acquisition for the Live! Virginia Casino & Hotel development, the first stage of the $467 million total commitment to The Cordish Companies, and completed the acquisition of the real property assets of Bally’s Twin River Lincoln Casino Resort for $700 million, at an 8% cap rate. Post these transactions, our net debt to adjusted EBITDA ratio remains below the low end of our target range.

“During the fourth quarter, we provided $201.6 million in funding for Bally’s Chicago, leaving $738.4 million of investment remaining on our $940 million commitment as of December 31, 2025. The project continues to advance consistent with our expectations and timeline toward its 2027 opening. In addition, the land-based conversion of Bally’s Baton Rouge concluded with a successful grand opening in early December, as we capped off our $111 million investment in the period.

“As we look over the medium-term, with a strong in place pipeline, our balance sheet remains well prepared to accommodate the aforementioned $2.6 billion of committed financing. At period end, our net financial leverage stood at 4.6x, well below our target range of 5.0x to 5.5x. This balance sheet positioning allows us to fulfill our financial commitments, without equity, and remain at the low end of our target range, while driving accretive and accelerating AFFO growth. As such, we believe GLPI is well positioned for long-term growth, driven by our strong gaming operator relationships, our rights and options to participate in select tenants’ future growth and expansion initiatives, an environment conducive to supporting a healthy pipeline of new agreements, and our ability to structure and fund innovative transactions at competitive rates. We further believe that our tenants' strength, combined with our balance sheet and liquidity, positions the Company to grow cash flows, support dividend growth, and build value for shareholders in 2026 and beyond.”

Recent Developments

•On February 11, 2026, GLPI exercised its option to acquire the real property assets of Bally’s Twin River Lincoln Casino Resort for a purchase price of $700 million and additional rent of $56.0 million.
•On January 15, 2026, GLPI entered into a development agreement with The Cordish Companies ("Cordish") to fund up to $440 million of real estate construction costs for the Live! Virginia Casino & Hotel, and acquired the project land for $27 million—representing a total commitment of $467 million at an 8.0% cap rate.
•During the fourth quarter, provided development funding for Bally’s Chicago of $201.6 million as part of the $940 million development commitment (8.5% cap rate).
•On December 4, 2025, following the receipt of the National Indian Gaming Commission declination letter, GLPI funded its $45.3 million share of the $200 million Term B loan tranche for the Caesars Republic Sonoma County resort. The Term B loan was issued at an original issue discount of 3% and yields SOFR plus 9%, with a SOFR floor of 1%. The remaining $180 million commitment, priced at a 12.50% fixed rate was undrawn at year-end. Upon or prior to maturity of the 6-year loans, the Dry Creek Rancheria Bank of Pomo Indians ("Dry Creek") will lease back the property to an affiliate of GLPI, and GLPI will sublease the property back to an affiliate of Dry Creek for no less than $112.5 million for 45 years. Annual rent on the sublease will be based on a 9.75% capitalization rate.
•The Bally's Baton Rouge grand opening occurred in December. The Company funded $111 million for the project at an incremental rental yield on the development funding, and subsequent rent post opening at 9%.
•On November 3, 2025, the Company funded $150 million at a 7.79% cap rate for PENN Entertainment, Inc. (NASDAQ: PENN) ("PENN") M Resort hotel tower and conference space expansion.
•On October 15, 2025, GLPI acquired the real estate assets of Sunland Park Racetrack and Casino for $183.75 million, at an initial 8.2% cap rate, which was placed into the Strategic Gaming Leases.
•As of December 31, 2025, GLPI has funded $56.6 million of the $110 million Ione Loan for the tribe's Acorn Ridge casino development that is scheduled to open in February 2026.

Dividends

On February 18, 2026, the Company's Board of Directors declared a first quarter dividend of $0.78 per share on the Company's common stock that will be payable on March 27, 2026 to shareholders of record on March 13, 2026.

On December 19, 2025, the Company paid its fourth quarter dividend of $0.78 per share to shareholders of record on December 5, 2025.

2026 Guidance

Reflecting the current operating and competitive environment, the Company is providing AFFO guidance for the full year 2026 based on the following assumptions and other factors:

•The guidance does not include the impact on operating results from any possible future acquisitions or dispositions, future capital markets activity, or other future non-recurring transactions other than: anticipated fundings of approximately $575 million to $650 million related to current development projects which will be funded relatively evenly by quarter throughout 2026; $225 million of funding for PENN’s Aurora facility late in second quarter of 2026; the completion of the Lincoln acquisition for $700 million in February of 2026; and, the anticipated settlement of $363.3 million of our forward equity on June 1, 2026.
•The guidance assumes there will be no material changes in applicable legislation, regulatory environment, world events, including weather, recent consumer trends, economic conditions, oil prices, competitive landscape or other circumstances beyond our control that may adversely affect the Company's results of operations.

The Company estimates AFFO for the year ending December 31, 2026 will be between $1.207 billion and $1.222 billion, or between $4.06 and $4.11 per diluted share and OP/LTIP units.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, provision for credit losses, net, and other non-core items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. In particular, the Company is unable to predict with reasonable certainty the amount of the change in the provision for credit losses, net, under ASU No. 2016-13 - Financial Instruments - Credit Losses ("ASC 326") in future periods. The non-cash change in the provision for credit losses under ASC 326 with respect to future periods is dependent upon future events that are entirely outside of the Company's control and may not be reliably predicted, including the performance and future outlook of our tenant's operations for our leases that are accounted for as investment in leases, as well as broader macroeconomic factors and future predictions of such factors. As a result, forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of December 31, 2025, GLPI's portfolio consisted of interests in 69 gaming and related facilities, including the real property associated with 34 gaming and related facilities operated by PENN, the real property associated with 6 gaming and related facilities operated by Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars"), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) ("Boyd"), the real property associated with 15 gaming and related facilities operated by Bally's Corporation (NYSE: BALY) and 1 facility under development for Bally's in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by Cordish, 1 gaming and related facility operated by American Racing & Entertainment, LLC ("American Racing"), 4 gaming and related facilities operated by Strategic Gaming Management, LLC ("Strategic") and 1 gaming facility managed by a subsidiary of Hard Rock International ("Hard Rock"). These facilities are geographically diversified across 20 states. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization.

Conference Call Details

The Company will hold a conference call on February 20, 2026 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13758037
The playback can be accessed through Friday, February 27, 2026.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental income	$346,409	$333,979	$1,367,943	$1,330,620
Income from investment in leases, sales type	3,837	3,764	15,126	5,004
Income from investment in leases, financing receivables	51,893	47,648	195,649	185,430
Interest income from real estate loans	4,892	4,224	16,034	10,492
Total income from real estate	407,031	389,615	1,594,752	1,531,546

Operating expenses
Land rights and ground lease expense	14,126	12,228	55,408	47,674
General and administrative	12,316	14,362	63,488	59,571
Gains from dispositions of property	—	—	(125)	(3,790)
Depreciation	64,144	64,759	265,864	260,152
(Benefit) provision for credit losses, net	(46,947)	(9,940)	8,664	37,254
Total operating expenses	43,639	81,409	393,299	400,861
Income from operations	363,392	308,206	1,201,453	1,130,685

Other income (expenses)
Interest expense	(92,616)	(97,847)	(373,881)	(366,897)
Interest income	5,140	13,816	28,796	45,989
Losses on debt extinguishment	—	—	(3,783)	—
Total other expenses	(87,476)	(84,031)	(348,868)	(320,908)

Income before income taxes	275,916	224,175	852,585	809,777
Income tax expense	560	565	2,229	2,129
Net income	$275,356	$223,610	$850,356	$807,648
Net income attributable to non-controlling interest in the Operating Partnership	(8,059)	(6,398)	(25,245)	(23,028)
Net income attributable to common shareholders	$267,297	$217,212	$825,111	$784,620

Earnings per common share:
Basic earnings attributable to common shareholders	$0.94	$0.79	$2.95	$2.87
Diluted earnings attributable to common shareholders	$0.94	$0.79	$2.95	$2.87

Other comprehensive income
Net income	$275,356	$223,610	$850,356	$807,648
Reclassification of derivative gain to interest expense	(24)	—	(33)	—
Gain on cash flow hedges	—	—	967	—
Comprehensive income	275,332	223,610	851,290	807,648
Comprehensive income attributable to non-controlling interest in the Operating Partnership	(8,059)	(6,398)	(25,275)	(23,028)
Comprehensive income attributable to common shareholders	$267,273	$217,212	$826,015	$784,620

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended December 31, 2025	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on leases	Total income from real estate
Amended PENN Master Lease	$54,874	$10,759	$6,471	$—	$72,104	$4,951	$980	$—	$78,035
PENN 2023 Master Lease	64,801	—	55	—	64,856	4,453	—	—	69,309
Amended Pinnacle Master Lease	61,483	17,814	8,121	—	87,418	1,858	2,279	—	91,555
PENN Morgantown	—	797	—	—	797	—	—	—	797
Caesars Master Lease	16,587	5,933	—	—	22,520	1,630	330	—	24,480
Horseshoe St Louis Lease	6,097	—	—	—	6,097	220	—	—	6,317
Boyd Master Lease	20,879	2,946	3,047	—	26,872	(2,364)	495	—	25,003
Boyd Belterra Lease	738	474	501	—	1,713	(376)	—	—	1,337
Bally's Master Lease	26,939	—	—	—	26,939	—	2,431	—	29,370
Bally's Master Lease II	15,319	—	—	—	15,319	(66)	882	—	16,135
Maryland Live! Lease	19,412	—	—	—	19,412	—	2,165	3,458	25,035
Pennsylvania Live! Master Lease	12,941	—	—	—	12,941	—	308	2,230	15,479
Casino Queen Master Lease	2,677	—	—	—	2,677	(508)	—	—	2,169
Tropicana Las Vegas Lease	—	3,837	—	—	3,837	—	—	—	3,837
Rockford Lease	—	2,080	—	—	2,080	—	—	506	2,586
Rockford Loan	—	—	—	3,067	3,067	—	—	—	3,067
Tioga Downs Lease	3,695	—	—	—	3,695	—	1	587	4,283
Strategic Gaming Leases	5,484	—	—	—	5,484	—	106	822	6,412
Ione Loan	—	—	—	1,372	1,372	—	—	—	1,372
Bally's Chicago Lease	2,565	5,000	—	—	7,565	(7,565)	—	—	—
Dry Creek	—	—	—	453	453	—	—	—	453
Total	$314,491	$49,640	$18,195	$4,892	$387,218	$2,233	$9,977	$7,603	$407,031

(1) Includes $0.1 million of tenant improvement allowance amortization for the three months ended December 31, 2025.

Year Ended December 31, 2025	Building base rent	Land base rent	Percentage rent and other rental revenue	Interest income on real estate loans	Total cash income	Straight-line rent and deferred rent adjustments (1)	Ground rent in revenue	Accretion on leases	Total income from real estate
Amended PENN Master Lease	$217,329	$43,035	$26,029	$—	$286,393	$19,807	$2,685	$—	$308,885
PENN 2023 Master Lease	245,871	—	(79)	—	245,792	18,780	—	—	264,572
Amended Pinnacle Master Lease	245,930	71,256	32,486	—	349,672	7,432	8,703	—	365,807
PENN Morgantown	—	3,185	—	—	3,185	—	—	—	3,185
Caesars Master Lease	65,493	23,729	—	—	89,222	7,378	1,320	—	97,920
Horseshoe St Louis Lease	24,071	—	—	—	24,071	1,194	—	—	25,265
Boyd Master Lease	82,970	11,785	12,187	—	106,942	(7,442)	1,792	—	101,292
Boyd Belterra Lease	2,933	1,894	2,001	—	6,828	(1,155)	—	—	5,673
Bally's Master Lease	106,863	—	—	—	106,863	—	10,176	—	117,039
Bally's Master Lease II	46,680	—	—	—	46,680	(133)	3,661	—	50,208
Maryland Live! Lease	77,648	—	—	—	77,648	—	8,580	13,478	99,706
Pennsylvania Live! Master Lease	51,617	—	—	—	51,617	—	1,236	8,790	61,643
Casino Queen Master Lease	21,371	—	—	—	21,371	(828)	—		20,543
Tropicana Las Vegas Lease	—	15,130	—	—	15,130	—	—	(4)	15,126
Rockford Lease	—	8,214	—	—	8,214	—	—	2,053	10,267
Rockford Loan	—	—	—	12,167	12,167	—	—	—	12,167
Tioga Downs Lease	14,737	—	—	—	14,737	—	6	2,295	17,038
Strategic Gaming Leases	12,382	—	—	—	12,382	—	423	1,744	14,549
Ione Loan	—	—	—	3,414	3,414	—	—	—	3,414
Bally's Chicago Lease	2,565	20,000	—	—	22,565	(22,565)	—	—	—
Dry Creek	—	—	—	453	453	—	—	—	453
Total	$1,218,460	$198,228	$72,624	$16,034	$1,505,346	$22,468	$38,582	$28,356	$1,594,752

(1) Includes $0.3 million of tenant improvement allowance amortization for the year ended December 31, 2025.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$275,356	$223,610	$850,356	$807,648
Gains from dispositions of property	—	—	(125)	(3,790)
Real estate depreciation	63,657	64,276	263,920	258,219
Funds from operations	$339,013	$287,886	$1,114,151	$1,062,077
Straight-line rent and deferred rent adjustments	(2,233)	(9,840)	(22,468)	(56,102)
Other depreciation	487	483	1,944	1,933
Amortization of land rights	4,269	3,442	17,079	13,270
Amortization of debt issuance costs, bond premiums and original issuance discounts	3,383	3,057	13,267	11,229
Accretion on investment in leases	(7,603)	(7,213)	(28,356)	(28,966)
Non-cash adjustment to financing lease liabilities	114	115	431	473
Stock based compensation	4,616	5,252	21,181	24,262
Capitalized interest	(5,120)	(3,538)	(15,788)	(4,395)
Losses on debt extinguishment	—	—	3,783	—
Severance	—	—	6,320	—
(Benefit)/provision for credit losses, net	(46,947)	(9,940)	8,664	37,254
Capital maintenance expenditures	—	(35)	(157)	(134)
Adjusted funds from operations	$289,979	$269,669	$1,120,051	$1,060,901
Interest, net (1)	86,687	83,248	341,964	317,945
Income tax expense	560	565	2,229	2,129
Capital maintenance expenditures	—	35	157	134
Amortization of debt issuance costs, bond premiums and original issuance discounts	(3,383)	(3,057)	(13,267)	(11,229)
Capitalized interest	5,120	3,538	15,788	4,395
Adjusted EBITDA	$378,963	$353,998	$1,466,922	$1,374,275

Net income, per diluted common shares and OP units	$0.94	$0.79	$2.95	$2.87
FFO, per diluted common share and OP units	$1.16	$1.01	$3.86	$3.77
AFFO, per diluted common share and OP units	$0.99	$0.95	$3.88	$3.77

Weighted average number of common shares and OP units outstanding
Diluted common shares	283,437,937	275,634,352	280,042,898	273,534,076
Diluted OP/LTIP units	8,321,025	8,111,510	8,316,553	8,050,914
Diluted common shares and OP/LTIP units	291,758,962	283,745,862	288,359,451	281,584,990

(1) Excludes non-cash interest expense gross ups related to certain ground leases.

Reconciliation of Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Adjusted EBITDA	$378,963	$1,466,922
General and administrative expenses	12,316	63,488
Stock based compensation	(4,616)	(21,181)
Severance charge	—	(6,320)
Cash net operating income (1)	386,663	1,502,909

(1) Cash net operating income is cash rental income and interest on real estate loans less cash property level expenses.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

Assets
Real estate investments, net	$8,474,261	$8,148,719
Investment in leases, financing receivables, net	2,557,504	2,333,114
Investment in leases, sales-type, net	248,421	254,821
Real estate loans, net	247,999	160,590
Right-of-use assets and land rights, net	1,072,163	1,091,783
Cash and cash equivalents	224,314	462,632
Held to maturity investment securities	—	560,832
Other assets	84,947	63,458
Total assets	$12,909,609	$13,075,949

Liabilities
Accounts payable and accrued expenses	$6,641	$5,802
Accrued interest	106,253	105,752
Accrued salaries and wages	10,209	7,154
Operating lease liabilities	242,481	244,973
Financing lease liabilities	61,219	60,788
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	7,203,731	7,735,877
Deferred rental revenue	205,786	228,508
Other liabilities	65,029	41,571
Total liabilities	7,901,349	8,430,425

Equity

Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at December 31, 2025 and December 31, 2024)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 283,037,310 and 274,422,549 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively)	2,830	2,744
Additional paid-in capital	6,613,488	6,209,827
Retained deficit	(1,990,770)	(1,944,009)
Accumulated other comprehensive income	904	—
Total equity attributable to Gaming and Leisure Properties	4,626,452	4,268,562
Non-controlling interests in GLPI's Operating Partnership (8,224,939 units outstanding at December 31, 2025 and December 31, 2024, respectively)	381,808	376,962
Total equity	5,008,260	4,645,524
Total liabilities and equity	$12,909,609	$13,075,949

Debt Capitalization

The Company’s debt structure as of December 31, 2025 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $2,090 Million Revolver Due December 2028	2.9	5.016%	331,624
Term Loan Credit Facility Due September 2027	1.7	5.016%	600,000
Senior Unsecured Notes Due June 2028	2.4	5.750%	500,000
Senior Unsecured Notes Due January 2029	3.0	5.300%	750,000
Senior Unsecured Notes Due January 2030	4.0	4.000%	700,000
Senior Unsecured Notes Due January 2031	5.0	4.000%	700,000
Senior Unsecured Notes Due January 2032	6.0	3.250%	800,000
Senior Unsecured Notes Due February 2033	7.1	5.250%	600,000
Senior Unsecured Notes Due December 2033	7.9	6.750%	400,000
Senior Unsecured Notes Due September 2034	8.7	5.625%	800,000
Senior Unsecured Notes Due November 2037	11.8	5.750%	700,000
Senior Unsecured Notes Due September 2054	28.7	6.250%	400,000
Other	0.7	4.780%	140
Total long-term debt			7,281,764
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(78,033)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			$7,203,731
Weighted average	7.0	5.026%

Rating Agency - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Funding commitments

As of December 31, 2025, the Company has entered into various commitments or call rights to finance/acquire future investments in gaming and related facilities for our tenants. These are detailed in the table below. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions. The inclusion of a commitment in this disclosure does not guarantee that the financing will be utilized by the tenant in circumstances where a tenant has the option.

Description	Estimated Commitment amount	Amount funded at December 31, 2025
Relocation of Hollywood Casino Aurora (1)	$225 million	None
Funding associated with a landside move at Ameristar Casino Council Bluffs (2)	$150 million	None
Potential transaction at the former Tropicana Las Vegas site with Bally's	$175 million	$48.5 million
Real estate construction costs for Bally's Chicago	$940 million	$201.6 million
Construction costs for a landside development project at Casino Queen Marquette	$16.5 million	$9.6 million
Ione Loan to fund a new casino development near Sacramento, California	$110 million	$56.6 million
Call right to acquire Bally's Lincoln	$700 million	None
Funding commitment for the future site and construction for Live! Virginia Casino & Hotel	$467 million	None
Delayed draw term loan for Dry Creek Rancheria Resort development	$180 million	None

(1)    PENN anticipates completing the relocation of its riverboat casino in Aurora to a land based facility in the first half of 2026. The Company anticipates funding $225 million at a 7.75% capitalization rate.

(2)    The Company has agreed to fund, if requested by PENN in their sole discretion, on or before March 31, 2029, construction improvements in an amount not to exceed the greater of (i) the hard costs associated with the project and (ii) $150.0 million at a 7.10% capitalization rate.

We seek to provide an opportunity to invest in the growth opportunities afforded by the gaming industry, with the stability and cash flow opportunities of a REIT. GLPI’s primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. Under these arrangements, in addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. The Company also extends loans that produce fixed or variable returns which may convert into leased rent upon project completion or stabilization.

Property and lease information

The Company has disclosed the following key terms of its Master Leases and Single Property Leases in the tables below, along with the properties within each lease at December 31, 2025. We believe the following key terms are important for users of our financial statements to understand.

•The coverage ratio is a defined term in each respective lease agreement with our tenants and represents the ratio of Adjusted EBITDAR to rent expense for the properties contained within each lease. Adjusted EBITDAR is defined in each respective lease but is generally consistent with the Company's definition of Adjusted EBITDA as described in the Results of Operations section of this Management Discussion and Analysis, plus rent expense paid to GLPI.

•Certain leases have a minimum escalator coverage ratio governor as disclosed below. Before a rent escalation of up to 2% on the building base rent component of each lease can occur, the minimum coverage ratio for these leases needs to be 1.8 to 1 for the applicable lease year.

•The reported coverage ratios below with respect to our tenants' rent coverage over the trailing twelve months were provided by our tenants for the most recently available time period. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy. Rent coverage ratios are not reported for ground leases, leases with development projects or on leases that have been in effect for less than twelve months.

•The Amended PENN Master Lease, the Amended Pinnacle Master Lease, the Boyd Master Lease, and the Belterra Park Lease each include (i) a fixed rent component, a portion of which escalates annually by up to 2% if specified rent coverage thresholds are met, and (ii) a percentage rent component tied to property performance. The percentage rent component is recalculated periodically, every five years for the Amended PENN Master Lease and every two years for the other leases, based on 4% of the average annual net revenues of the applicable facilities in excess of a contractually defined baseline, subject to certain floors.

Master Leases
	Penn 2023 Master Lease		Amended Penn Master Lease
Operator	PENN		PENN
Properties	Hollywood Casino Aurora	Aurora, IL	Hollywood Casino Lawrenceburg	Lawrenceburg, IN
	Hollywood Casino Joliet	Joliet, IL	Argosy Casino Alton	Alton, IL
	Hollywood Casino Toledo	Toledo, OH	Hollywood Casino at Charles Town Races	Charles Town, WV
	Hollywood Casino Columbus	Columbus, OH	Hollywood Casino at Penn National Race Course	Grantville, PA
	M Resort	Henderson, NV	Hollywood Casino Bangor	Bangor, ME
	Hollywood Casino at the Meadows	Washington, PA	Zia Park Casino	Hobbs, NM
	Hollywood Casino Perryville	Perryville, MD	Hollywood Casino Gulf Coast	Bay St. Louis, MS
			Argosy Casino Riverside	Riverside, MO
			Hollywood Casino Tunica	Tunica, MS
			Boomtown Biloxi	Biloxi, MS
			Hollywood Casino St. Louis	Maryland Heights, MO
			Hollywood Gaming Casino at Dayton Raceway	Dayton, OH
			Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH
			1st Jackpot Casino	Tunica, MS

Commencement Date	1/1/2023		11/1/2013
Lease Expiration Date	10/31/2033		10/31/2033
Remaining Renewal Terms	15 (3x5 years)		15 (3x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.1		1.1
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.5% (1)		2%
Coverage ratio at September 30, 2025	1.86		2.12
Minimum Escalator Coverage Governor	N/A		1.8
Yearly Anniversary for Realization	November		November
Percentage Rent Reset Details
Reset Frequency	N/A		5 years
Next Reset	N/A		Nov-28

(1)    In addition to the annual escalation, a one-time annualized increase of $1.4 million occurs on November 1, 2027.

Master Leases
	Amended Pinnacle Master Lease		Bally's Master Lease
Operator	PENN		Bally's
Properties	Ameristar Black Hawk	Black Hawk, CO	Bally's Evansville	Evansville, IN
	Ameristar East Chicago	East Chicago, IN	Bally's Dover Casino Resort	Dover, DE
	Ameristar Council Bluffs	Council Bluffs, IA	Black Hawk (Black Hawk North, West and East casinos)	Black Hawk, CO
	L'Auberge Baton Rouge	Baton Rouge, LA	Quad Cities Casino & Hotel	Rock Island, IL
	Boomtown Bossier City	Bossier City, LA	Bally's Tiverton Hotel & Casino	Tiverton, RI
	L'Auberge Lake Charles	Lake Charles, LA	Hard Rock Casino and Hotel Biloxi	Biloxi, MS
	Boomtown New Orleans	New Orleans, LA
	Ameristar Vicksburg	Vicksburg, MS
	River City Casino & Hotel	St. Louis, MO
	Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV
	Plainridge Park Casino	Plainville, MA

Commencement Date	4/28/2016		6/3/2021
Lease Expiration Date	4/30/2031		6/2/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.2		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		(2)
Coverage ratio at September 30, 2025	1.69 (3)		1.99
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		June
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May 2026		N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Coverage ratio for escalation purposes excludes adjusted revenue and rent attributable to the Plainridge Park facility as well as certain other fixed rent amounts.

Master Leases
	Bally's Master Lease II		Casino Queen Master Lease
Operator	Bally's		Bally's
Properties	Bally's Kansas City	Kansas City, MO	Casino Queen Marquette	Marquette, IA
	Bally's Shreveport Casino & Hotel	Shreveport, LA	Bally's Baton Rouge	Baton Rouge, LA
	Draft Kings at Casino Queen (4)	East St. Louis, IL
	The Queen Baton Rouge (4)	Baton Rouge, LA

Commencement Date	12/16/2024		12/17/2021
Lease Expiration Date	12/15/2039		12/31/2036
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	Yes		(5)
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)		1.35 (1)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)		(3)
Coverage ratio at September 30, 2025	2.60		N/A
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	December		December
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A

(1)    If the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2. For the Casino Queen Master Lease the test begins on the first anniversary after both development projects are completed and open to the public.
(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Rent increases by 0.5% for the first six years. Beginning in the seventh lease year through the remainder of the lease term, if the CPI increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI is less than 0.25% then rent will remain unchanged for such lease year.

(4)    Effective July 1, 2025, these properties were transferred to Bally's Master II and the associated annual rental income of $28.9 million was reallocated from the Casino Queen Master Lease to Bally's Master Lease II. The Bally's Master Lease II rent coverage ratio has been restated on a proforma basis.

(5)    If a default were to occur under the Casino Queen Master Lease, the Company has the right under the terms of the lease to elect to amend Bally’s Master Lease II and place the assets into it, which carries a corporate guarantee.

Master Leases
	Boyd Master Lease		Caesars Amended and Restated Master Lease
Operator	Boyd		Caesars
Properties	Belterra Casino Resort	Florence, IN	Tropicana Atlantic City	Atlantic City, NJ
	Ameristar Kansas City	Kansas City, MO	Tropicana Laughlin	Laughlin, NV
	Ameristar St. Charles	St. Charles, MO	Trop Casino Greenville	Greenville, MS
			Isle Casino Hotel Bettendorf	Bettendorf, IA
			Isle Casino Hotel Waterloo	Waterloo, IA

Commencement Date	10/15/2018		10/1/2018
Lease Expiration Date	4/30/2031		9/30/2038
Remaining Renewal Terms	20 (4x5 years)		20 (4x5 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.2
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%		1.75% (1)
Coverage ratio at September 30, 2025	2.45		1.71
Minimum Escalator Coverage Governor	1.8		N/A
Yearly Anniversary for Realization	May		October
Percentage Rent Reset Details
Reset Frequency	2 years		N/A
Next Reset	May 2026		N/A

(1)    Building base rent will be increased by 1.75% in the 7th and 8th lease year and 2% in the 9th lease year and each year thereafter.

Master Leases
	Pennsylvania Live! Master Lease		Strategic Gaming Leases (1)
Operator	Cordish		Strategic
Properties	Live! Casino & Hotel Philadelphia	Philadelphia, PA	Silverado Franklin Hotel & Gaming Complex	Deadwood, SD
	Live! Casino Pittsburgh	Greensburg, PA	Deadwood Mountain Grand Casino	Deadwood, SD
			Baldini's Casino	Sparks, NV
			Sunland Park Racetrack and Casino	Sunland Park, NM

Commencement Date	3/1/2022		5/16/2024
Lease Expiration Date	2/28/2061		5/31/2049
Remaining Renewal Terms	21 (1x11 years, 1x10 years)		20 (2x10 years)
Corporate Guarantee	No		Yes
Master Lease with Cross Collateralization	Yes		Yes
Technical Default Landlord Protection	Yes		Yes
Default Adjusted Revenue to Rent Coverage	1.4		1.4 (2)
Competitive Radius Landlord Protection	Yes		Yes
Escalator Details
Yearly Base Rent Escalator Maximum	1.75%		2% (2)
Coverage ratio at September 30, 2025	2.45		1.84 (3)
Minimum Escalator Coverage Governor	N/A		N/A
Yearly Anniversary for Realization	March		June
Percentage Rent Reset Details
Reset Frequency	N/A		N/A
Next Reset	N/A		N/A

(1)    Consists of two leases that are cross collateralized and co-terminus with each other.
(2)    The default adjusted revenue to rent coverage declines to 1.25 if the tenant's adjusted revenues total $75 million or more. Annual rent escalates at 2% beginning in year three of the lease and in year 11 escalates based on the greater of 2% or CPI, capped at 2.5%.
(3)    Coverage ratio above is proforma for the acquisition of the real estate assets of Sunland Park which closed on October 15, 2025.

Single Property Leases
	Belterra Park Lease	Horseshoe St Louis Lease	Morgantown Lease	MD Live! Lease
Operator	Boyd	Caesars	PENN	Cordish
Properties	Belterra Park Gaming & Entertainment Center	Horseshoe St. Louis	Hollywood Casino Morgantown	Live! Casino & Hotel Maryland
	Cincinnati, OH	St. Louis, MO	Morgantown, PA	Hanover, MD

Commencement Date	10/15/2018	9/29/2020	10/1/2020	12/29/2021
Lease Expiration Date	04/30/2031	10/31/2033	10/31/2040	12/31/2060
Remaining Renewal Terms	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)	21 (1x11 years, 1x10 years)
Corporate Guarantee	No	Yes	Yes	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.4	1.2	N/A	1.4
Competitive Radius Landlord Protection	Yes	Yes	N/A	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	2%	1.25% (1)	1.25% (2)	1.75%
Coverage ratio at September 30, 2025	3.06	1.98	N/A	3.50
Minimum Escalator Coverage Governor	1.8	N/A	N/A	N/A
Yearly Anniversary for Realization	May	October	December	January
Percentage Rent Reset Details
Reset Frequency	2 years	N/A	N/A	N/A
Next Reset	May 2026	N/A	N/A	N/A
(1)    For the second through fifth lease years, after which time the annual escalation becomes 1.75% for the 6th and 7th lease years and then 2% for the remaining term of the lease.

(2)    If the CPI increase is at least 0.5% for any lease year, the rent for such lease year shall increase by 1.25% of rent as of the immediately preceding lease year, and if the CPI increase is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

Single Property Leases
	Tropicana Lease	Tioga Downs Lease	Rockford Lease	Bally's Chicago Lease
Operator	Bally's	American Racing and Entertainment	(managed by Hard Rock)	Bally's
Properties	Tropicana Las Vegas	Tioga Downs	Hard Rock Casino Rockford	Bally's Chicago Development
	Las Vegas, NV	Nichols, NY	Rockford, IL	Chicago, IL

Commencement Date	9/26/2022	2/6/2024	8/29/2023	7/18/2025
Lease Expiration Date	9/25/2072	2/28/2054	8/31/2122	7/31/2040
Remaining Renewal Terms	49 (1 x 24 years, 1 x 25 years)	32 years and 10 months (2x10 years, 1x12 years and 10 months)	None	20 (4 x 5 years)
Corporate Guarantee	Yes	Yes	No	Yes
Technical Default Landlord Protection	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage	1.35 (1)	1.4	1.4	1.35 (1)
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes
Escalator Details
Yearly Base Rent Escalator Maximum	(2)	1.75% (3)	2%	(2)
Coverage ratio at September 30, 2025	N/A	1.95	N/A	N/A
Minimum Escalator Coverage Governor	N/A	N/A	N/A	N/A
Yearly Anniversary for Realization	October	March	September	August
Percentage Rent Reset Details
Reset Frequency	N/A	N/A	N/A	N/A
Next Reset	N/A	N/A	N/A	N/A

(1)    Effective July 1, 2025, this ratio has been revised so that if the tenant's parent's net leverage is greater than 5.5 to 1, then the adjusted revenue to rent coverage for the last two consecutive test periods must be at least 1.35. If the tenant's parent's net leverage is equal to or less than 5.5 to 1, then the ratio shall be reduced to 1.2.

(2)    If the CPI increase is at least 0.5% for any lease year, then the rent shall increase by the greater of 1% of the rent as of the immediately preceding lease year and the CPI increase capped at 2%. If the CPI is less than 0.5% for such lease year, then the rent shall not increase for such lease year.

(3)    Increases by 1.75% beginning with the first anniversary and increases to 2% beginning in year fifteen of the lease through the remainder of the initial lease term.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash Net Operating Income ("Cash NOI"), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling interests. The Company believes FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is cash rental income and interest on real estate loans, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent and deferred rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property and real estate depreciation.  We have defined AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, straight-line rent and deferred rent adjustments, losses on debt extinguishment, severance charges, capitalized interest, and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net, income tax expense, real estate depreciation, other depreciation, (gains) or losses from dispositions of property, stock based compensation expense, straight-line rent and deferred rent adjustments, the amortization of land rights, accretion on investment in leases, non-cash adjustments to financing lease liabilities, losses on debt extinguishment, severance charges, and provision (benefit) for credit losses, net. Finally, we have defined Cash NOI as Adjusted EBITDA excluding general and administrative expenses and including stock based compensation expense and severance charges.

FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per diluted common share and OP/LTIP units, AFFO, AFFO per diluted common share and OP/LTIP units, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord's interests, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our future growth and cash flows in 2026 and beyond, 2026 AFFO guidance, the future issuance of securities and the Company benefiting from recent portfolio additions and completed transactions. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability of GLPI or its partners to successfully complete construction of various casino projects currently under development for which GLPI has agreed to provide construction development funding, including Bally’s Chicago, and the ability and willingness of GLPI’s partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents; the impact that higher inflation and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants; unforeseen consequences related to U.S. government economic, monetary or trade policies and stimulus packages on inflation rates interest rates and economic growth; the ability of GLPI’s tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms; the degree and nature of GLPI's competition; the ability to receive, or delays in obtaining, the regulatory approvals required to own its properties, or other delays or impediments to completing GLPI's planned acquisitions or projects; the potential of a new pandemic, or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact GLPI’s financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price; GLPI's ability to maintain its status as a REIT, given the highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which GLPI has no control or only limited influence; GLPI's ability to satisfy certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for GLPI to maintain its REIT status; the ability and willingness of GLPI’s tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with GLPI, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold GLPI harmless from and against various claims, litigation and liabilities; the ability of GLPI’s tenants to comply with laws, rules and regulations in the operation of GLPI’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers; GLPI's ability to generate sufficient cash flows to service and comply with financial covenants under GLPI’s outstanding indebtedness; GLPI's ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for the satisfaction of GLPI's funding commitments to the extent drawn by its partners, acquisitions or refinancings due to maturities; with respect to our tenant funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed; adverse changes in GLPI’s credit rating; the availability of qualified personnel and GLPI’s ability to retain its key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate, REITs or to the gaming, lodging or hospitality industries; changes in accounting standards; the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability; the risk that the historical financial statements included herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.                Investor Relations
Carlo Santarelli, SVP Corporate Strategy & Investor Relations        Joseph Jaffoni at JCIR
610/378-8232                            212/835-8500
investorinquiries@glpropinc.com                    glpi@jcir.com